Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-226457) pertaining to the Autolus Limited 2017 Share Option Plan and Autolus Therapeutics plc 2018 Equity Incentive Plan of our report dated November 21, 2018 with respect to the consolidated financial statements of Autolus Therapeutics plc included in this Annual Report (Form 20-F) for the year ended September 30, 2018.

/s/ Ernst & Young LLP
Reading, United Kingdom
November 21, 2018